EXHIBIT 23

CONSENT OF KPMG LLP AS INDEPENDENT AUDITORS
FOR NORTH BAY BANCORP
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CONSENT OF INDEPENDENT AUDITORS

To the Audit Committee of the Board of Directors
North Bay Bancorp and Subsidiaries:

We consent to the incorporation by reference in the registration statements (No's. 333-93537, 333-43972 and 333-90006) on Form S-8 of our report dated
January 29, 2003, relating to the consolidated balance sheet of North Bay Bancorp and Subsidiaries as of December 31, 2002 and the related consolidated statements of income, and changes in shareholders' equity and comprehensive income, and cash flows for the year ended December 31, 2002, which report appears in the December 31, 2002, annual report on Form 10-K of North Bay Bancorp and Subsidiaries.

Our report, dated January 29, 2003, contains an explanatory paragraph indicating that the consolidated balance sheet of North Bay Bancorp and Subsidiaries as of December 31, 2001, and the related statements of income, changes in shareholders' equity, and cash flows for the two years then ended were audited by other auditors who have ceased operations.

/s/ KPMG LLP

San Francisco, California
March 27, 2003